Exhibit 10.3

SECOND AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT (the “Amendment”) is made and entered into as of May 17, 2017 (the “Execution Date”), effective as of the Effective Date, by and among Eli Lilly and Company, an Indiana corporation, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285, (“Lilly”), Lilly del Caribe, Inc., a Cayman Island corporation, having its principal place of business at Km 12.6 65th Infantry Avenue, Carolina, PR  00985 (“Lilly del Caribe) and United Therapeutics Corporation, a Delaware corporation, having its principal place of business at 1040 Spring Street, Silver Spring, Maryland 20910 (“United Therapeutics”).  Lilly, Lilly del Caribe and United Therapeutics are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Lilly, Lilly del Caribe and United Therapeutics are parties to that certain Manufacturing and Supply Agreement dated as of November 14, 2008, as amended as of October 5, 2011 (the “Supply Agreement”);

WHEREAS, the Parties desire to amend the Supply Agreement to reflect the Parties’ agreement with respect to certain terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.             Section 2.4 Product for Development and Promotion is hereby deleted in its entirety and replaced with the following:

The Parties acknowledge and agree that the Product may be required by United Therapeutics for the Development of the Product, including use in clinical trials (including Phase 4 clinical trials and label expansion studies and externally sponsored research), complying with GMPs in accordance with the License Agreement and the Quality Agreement (including conducting release testing, stability testing and maintaining retention samples), and the Product may be required by United Therapeutics for complimentary distribution for patient assistance, compassionate use programs, and United Therapeutics’ sampling program.  Such Product shall not be sold to end-users. The Parties anticipate that United Therapeutics’ sampling program will involve providing samples of the commercial version of the Product in limited quantities at key centers for the treatment of indications in the Field in accordance with industry practices.  Lilly shall use Commercially Reasonable Efforts to supply the commercial version of the Product to United Therapeutics for such purposes at the Purchase Price for such Product.  Lilly will have no obligation to manufacture clinical trial material (containing active ingredient of which is the compound or placebo) or supply samples of the Product specially packaged for sampling unless otherwise agreed by the Parties in writing.

Section 6.1 Payment to Lilly del Caribe.  The reference to “Section 6.2” is deleted and replaced with “Section 6.3”.

2.             Section 6.3 Purchase Price.  Exhibit 6.3(a) is deleted in its entirety and replaced with the following attached hereto.

3.             Full Force and Effect.  Except as specifically modified or amended by the terms of this Amendment, the Supply Agreement and all provisions contained therein are, and shall continue, to be in full force and effect and are hereby ratified and confirmed.

4.             Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Amendment by their duly authorized representatives as of the Execution Date.

ELI LILLY AND COMPANY		UNITED THERAPEUTICS CORPORATION

By:	/s/ David A. Ricks	By:	/s/ Michael Benkowitz

Name:	David A. Ricks	Name:	Michael Benkowitz

Title:	President & Chief Executive Officer	Title:	President & Chief Operating Officer

LILLY DEL CARIBE, INC.

By:	/s/ Eric Zinn

Name:	Eric Zinn

Title:	Vice President

EXHIBIT 6.3(a)

PURCHASE PRICE

$0.30 per tablet, each tablet containing twenty (20) milligrams the Compound, supplied in sixty (60) count bottles.